Exhibit 10.11

BOARD OBSERVER AGREEMENT

THIS BOARD OBSERVER AGREEMENT is entered into as of July 20, 2015 by and between G1 Therapeutics, Inc., a Delaware corporation (the “Company”), and Dr. Norman Sharpless (“Observer”).

WHEREAS, Observer has certain rights to attend meeting of the Company’s Board of Directors pursuant to Section 5.1(f)(i) of the Amended and Restricted Stockholders Agreement dated February 4, 2015 (as amended from time to time, the “Stockholder’s Agreement”).

WHEREAS, Observer also provides services to the Company pursuant to a Second Amended and Restated Consulting Agreement, dated July     , 2015 (the “Consulting Agreement”)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Observation. During the term of this Agreement, the Observer may attend one or more meetings of the Company’s Board of Directors and committees thereof to participate in such meetings in a non-voting capacity. Observer acknowledges and agrees that he may be excluded from all or any portion of such meetings as set forth in Section 5.1(f)(i) of the Stockholder’s Agreement.

2. Proprietary Information. As used in this Agreement, the term “Proprietary Information” shall mean all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any invention, discovery, development, vendor information, customer information, apparatus, equipment, trade secret, process, patent application, patent positioning, patent strategy, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost, employee list, Company books and records, contents of discussions at meetings of the Company’s Board of Directors, confidential memoranda and lists of participants in any project involving the Company’s products or proposed products, in each case, that is communicated to, learned of, developed or otherwise acquired by Observer in connection with his attendance at one or more meetings of the Company’s Board of Directors. In addition, the term “Proprietary Information” shall be deemed to include the portion of any notes, analyses, compilations, studies, interpretations, memoranda or other documents prepared by Observer which contain, reflect or are based upon, in whole or in part, any Proprietary Information furnished to Observer pursuant hereto. Notwithstanding the foregoing, “Proprietary information” shall not include “Confidential Information” as defined in the Consulting Agreement, which “Confidential Information” shall be governed by and subject to the terms of the Consulting Agreement.

3. Use and Disclosure of Proprietary Information. Observer shall hold in confidence and shall not disclose to any person, other than the Company’s directors, officers, employees, agents or representatives, any Proprietary Information. Observer shall not use such Proprietary Information other than for the purpose of monitoring his ownership in the Company and providing certain strategic advice to the Company’s Board of Directors, and Observer shall not use or exploit such Proprietary Information for his own benefit or the benefit of another without the prior written consent of the Company. Observer shall adhere to procedures which are reasonably calculated to protect the confidentiality of Proprietary Information and Observer shall be responsible to the Company for any disclosure or misuse of Proprietary Information which results from a failure to comply with this provision. Observer will promptly report to the Company any actual or suspected violation of the terms of this Agreement and will take all reasonable further steps requested by the Company to prevent, control or remedy any such violation.

4. Limitation on Obligations. Proprietary Information shall not include items (a) through (e) below, and the obligations of Observer specified in Section 3 above shall not apply, and Observer shall have no further obligations, with respect to any Proprietary Information that:

a. is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of Observer;

b. is in the possession of Observer at the time of disclosure other than, to the knowledge of the Observer, as a result of the breach of any legal, contractual or fiduciary obligation of confidentiality owed by a third party to the Company;

c. becomes known to Observer through disclosure by sources other than the Company having the legal right to Observer’s knowledge, to disclose such Proprietary Information;

d. is independently developed by Observer without reference to or reliance upon the Proprietary Information, as demonstrated by written records; or

e. is required to be disclosed by Observer to comply with applicable laws or governmental regulations, provided, that Observer provides prompt prior written notice of such disclosure to the Company to the extent reasonably permissible under law and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure at the Company’s sole expense.

5. Ownership of Proprietary Information. Observer agrees that the Company is and shall remain the exclusive owner of the Proprietary Information and all patent, copyright, trade secret, trademark and other intellectual property rights therein. No license or conveyance of any such rights to Observer or any other person or entity is granted or implied under this Agreement.

6. Return or Destruction of Proprietary Information. Observer shall, upon the termination of this Agreement or the request of the Company, return to the Company or destroy and certify to the Company the destruction of all drawings, documents and other tangible manifestations of Proprietary Information received by Observer pursuant to this Agreement (and all copies and reproductions thereof); provided, that Observer may retain one archival copy of such materials for record keeping purposes only, which retained materials, if any, shall remain subject to the restrictions on use and disclosure set forth herein for so long as they are retained, notwithstanding the provisions of Section 7(e).

7. Miscellaneous.

a. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

b. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of North Carolina, without giving effect to the principles of conflicts of law thereof.

c. The provisions of this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by Observer to be reasonable for such purpose. Observer agrees that any breach of this Agreement may cause the Company substantial and irreparable damages and, therefore, in the event of any such breach, in addition to other remedies which may be available, the Company shall have the right to seek specific performance and other injunctive and equitable relief.

d. For the convenience of the parties, this letter agreement may be executed by facsimile (or other electronic means) and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on both parties.

e. The term of this Agreement shall commence on the date hereof and shall continue thereafter until Observer’s observation right is terminated pursuant to Section 5.1(i) of the Stockholders Agreement. Except as expressly set forth herein, the commitments of Observer under this Agreement shall survive any termination hereof for a period of five (5) years; provided, that the confidentiality obligations hereunder shall continue indefinitely as to Proprietary Information that constitutes a trade secret under applicable law.

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IN WITNESS WHEREOF, the parties have executed this Board Observer Agreement under seal as of the day and year first above written.

G1 THERAPEUTICS, INC.

By:	/s/ Mark A. Velleca
Name:	Mark A. Velleca
Title:	Chief Executive Officer

OBSERVER:

/s/ Norman Sharpless
Norman Sharpless

Address:

—Signature Page to Board Observer Agreement—